 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2014

Intellicheck Mobilisa, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15465	11-3234779
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

191 Otto Street, Port Townsend, WA 98368

(Address of principal executive offices) (Zip code)

(360) 344-3233

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Intellicheck Mobilisa, Inc. (the “Company”) announced on September 22, 2014 that President and Chief Executive Officer Dr. Nelson Ludlow and Senior Vice President Bonnie Ludlow are retiring from the Company effective September 30, 2014. In addition, the Company announced that it appointed William H. Roof, Ph.D., its current Chief Operating Officer, to the roles of President and Chief Executive Officer, effective October 1, 2014. A link to the webcast of the Company’s announcements can be accessed at http://www.investorcalendar.com/event/173226 and will be available at that website for approximately 14 days.

A copy of the press release announcing the resignations of Dr. Nelson Ludlow and Bonnie Ludlow is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K. A copy of the press release announcing the appointment of Dr. William Roof as Chief Executive Officer of the Company is furnished herewith as Exhibit 99.2 to this Current Report on Form 8-K.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the information set forth in this Item 7.01 and in the attached exhibit is deemed to be furnished and shall not be deemed to be filed.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No	Description
99.1	Press release dated September 22, 2014 issued by Intellicheck Mobilisa, Inc.
99.2	Press release dated September 22, 2014 issued by Intellicheck Mobilisa, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 24, 2014	INTELLICHECK MOBILISA, INC.

	By:	/s/ Bill White
Bill White
Chief Financial Officer